Exhibit 99.1

HERITAGE BANKSHARES, INC.	200 East Plume Street
Norfolk, Virginia 23510

FOR IMMEDIATE RELEASE

Press Release

Contact:	John O. Guthrie
Phone:	757-523-2600

Heritage Bankshares, Inc. Updates Timetable for Review of Financial Statements

Norfolk, Va.: September 20, 2005 – Heritage Bankshares, Inc. (“Heritage”) (Pinksheets: HBKS) updates the timetable for review of its financial statements.

As previously announced, Heritage is in the process of completing its review of its 2004 and prior period financial statements. While Heritage initially anticipated completing this review by the end of the third quarter of this year, Heritage now anticipates completing this review by mid-October of this year. Subsequent to the completion of its review, Heritage will announce the results and then proceed to prepare and file the appropriate reports with the Securities and Exchange Commission.

Heritage is the parent company of Heritage Bank & Trust (www.heritagenorfolk.com). Heritage Bank & Trust has four full-service branches in the City of Norfolk and one branch in the City of Chesapeake. Heritage Bank & Trust provides a full range of financial services including business, personal and mortgage loans, insurance, and annuities.

Forward Looking Statements

The press release contains statements that constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Our “forward looking statements” include the timing of the next update, the possible materiality of the adjustments, Heritage’s financial position, and the effect of the adjustments on Heritage’s business and operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Heritage’s actual results, performance, achievements, and business strategy to differ materially from the anticipated results, performance, achievements or business strategy expressed or implied by such forward-looking statements. Factors that could cause such actual results, performance, achievements and business strategy to differ materially from anticipated results, performance, achievements and business strategy include: general and local economic conditions, competition, capital requirements of the planned expansion, customer demand for Heritage’s banking products and services, and the risks and uncertainties described in Heritage’s most recent Form 10-KSB filed with the Securities and Exchange Commission. Heritage disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.